Other Exhibits (b)




                               POWER OF ATTORNEY


     The undersigned, being members of the Board of the Dreyfus Municipal Bond Fund, Inc. hereby constitutes and appoints Frederick C. Dey, Eric B. Fischman, Ruth D. Leibert and John E. Pelletier as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; to sign any and all amendments to the Registration Statement (including Post-Effective Amendments and amendments thereto); and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he is acting at attorney-in-fact, might or could do in person.

     IN WITNESS WHEREOF, the undersigned have executed this Consent as of June 9, 1995.




/s/ Joseph S. DiMartino                  /s/ Robin A. Smith
_________________________________        _________________________________
Joseph S. DiMartino                      Robin A. Smith